UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 06, 2025

OnKure Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40315	47-2309515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6707 Winchester Circle, #400
Boulder, Colorado		80301
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 307-2892

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	OKUR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 6, 2025, OnKure Therapeutics, Inc. (the “Company”), entered into a sales agreement (the “Sales Agreement”) with Leerink Partners LLC (“Leerink Partners”) to sell shares (the “Placement Shares”) of the Company’s Class A common stock, $0.0001 par value per share (the “Common Stock”), from time to time, through an “at the market offering” program under which Leerink Partners will act as sales agent.

Under the Sales Agreement, the Company will set the parameters for the sale of Placement Shares, including the maximum number or dollar amount of Placement Shares to be sold, the time period during which sales are requested to be made, any limitation on the number or dollar amount of Placement Shares that may be sold in any one trading day, and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, unless otherwise specified by the Company, Leerink Partners may sell Placement Shares by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415 of the Securities Act of 1933, as amended, including sales made directly on or through the Nasdaq Global Market, on or through any other existing trading market for the Common Stock or to or through a market maker. If expressly authorized by the Company, the Leerink Partners may also sell Placement Shares in negotiated transactions. Leerink Partners has agreed to use commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Stock Market LLC to sell such Placement Shares up to the number or amount specified in, and otherwise in accordance with, the terms of a placement notice given to Leerink Partners. As specified in the Sales Agreement, the Sales Agreement may be terminated by the Company upon 10 days’ prior notice to Leerink Partners in its sole discretion at any time, or by Leerink Partners upon 10 days’ prior notice to the Company in its sole discretion at any time or immediately upon notice to the Company under certain circumstances, including in the event of a material adverse change in the Company.

The Sales Agreement provides that Leerink Partners will be entitled to compensation for its services of up to 3.0% of the gross proceeds from the sales of Placement Shares through Leerink Partners under the Sales Agreement. The Company has no obligation to sell any Placement Shares under the Sales Agreement, and may at any time suspend sales of shares under the Sales Agreement. The Sales Agreement contains customary representations, warranties, and agreements by the Company, indemnification obligations of the Company and Leerink Partners, other obligations of the parties, and termination provisions.

The Placement Shares will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (the “Registration Statement”), including the prospectus supplement contained therein, to be filed with the Securities and Exchange Commission (the “Commission”) on November 6, 2025, once the Registration Statement becomes effective, and no sales may be made until such time as the Registration Statement becomes effective.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K (“Current Report”) and incorporated herein by reference.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Sales Agreement by and between OnKure Therapeutics, Inc. and Leerink Partners LLC, dated as of November 6, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONKURE THERAPEUTICS, INC.

Date:	November 6, 2025	By:	/s/ Jason Leverone
Name: Jason Leverone Title: Chief Financial Officer